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                                                                      Exhibit 11

                            BHA GROUP HOLDINGS, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE


(IN THOUSANDS, EXCEPT PER SHARE DATA)    THREE MONTHS ENDED              NINE MONTHS ENDED
                                               JUNE 30,                       JUNE 30,
                                         ------------------              -----------------
                                         1997           1996             1997         1996
                                         ----           ----             ----         ----

Net earnings                             $2,006          $1,780          $5,773         $5,026
Weighted average number of common
    and common stock equivalent
    shares:

        Weighted average number of
           outstanding common shares      6,560           6,618           6,461          6,612

        Dilutive effect (excess of
           number of shares issuable
           over number of shares assumed
           to be repurchased with the
           proceeds of exercised
           options based on the
           average market price
           during the period)               430             165             389            141

                                      ------------    ------------    ------------    -----------
                                          6,990           6,783           6,850          6,753

Earnings per common and common
    stock equivalent shares:
                                        $   .29        $    .26        $    .84        $   .74
                                      ------------    ------------    ------------    -----------
Weighted average number of common
    and common stock equivalent
    shares, assuming full dilution:

Additional dilutive effect (reduction
        in number of shares assumed to
        be repurchased with the
        proceeds of exercised stock
        options based on the end of the
        period market price of the stock,
        if higher than the average price)    48          --                  88          --

                                      ------------    ------------    ------------    -----------
                                          7,038           6,783           6,938          6,753
                                      ------------    ------------    ------------    -----------

Earnings per common and common
    stock equivalent shares assuming
    full dilution:                      $   .29        $    .26        $    .83        $   .74
                                      ------------    ------------    ------------    -----------




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